Exhibit 3.25

William Francis Galvin
Secretary of the Commonwealth
One Ashburton Place, Boston, Massachusetts 02108-1512
ARTICLES OF ORGANIZATION
(General Laws, Chapter 156B)
ARTICLE I
The exact name of the corporation
Inva Acquisition Corp.
ARTICLE II
The purpose of the corporation is to engage in the following business activities:
To invest in and acquire businesses and to engage in all activities which corporations organized under the Business Corporation Law are permitted to engage subject to any limitations thereof contained in the laws of the Commonwealth of Massachusetts.

Note:	If the space provided under any article or item on this form is insufficient, additions shall be set forth on one side only of separate
8 1/2 x 11 sheets of paper with a left margin of at least 1 inch. Additions to more than one article may be made on a single sheet so long as each article requiring each addition is clearly indicated.

ARTICLE III
State the total number of shares and par value, if any, of each class of stock which the corporation is authorized to issue

WITHOUT PAR VALUE		WITH PAR VALUE
TYPE	NUMBER OF SHARES	TYPE	NUMBER OF SHARES	PAR VALUE
Common:	200,000	Common:	n/a

Preferred:	n/a	Preferred:
ARTICLE IV n/a
If more than one class of stock is authorized, state a distinguishing designation for each class. Prior to the issuance of any shares of a class, if shares of another class are outstanding, the corporation must provide a description of the preferences, voting powers, qualifications, and special or relative rights or privileges of that class and of each other class of which shares are outstanding and of each series then established within any class.
ARTICLE V
The restrictions, if any, imposed by the Articles of Organization upon the transfer of shares of stock of any class are:
NONE
ARTICLE VI
Other lawful provisions, if any, for the conduct and regulation of the business and affairs of the corporation, for its voluntary dissolution, or for limiting, defining, or regulating the powers of the corporation or of its directors or stockholders or of any class of stockholders.
NONE

**	If there are no provisions state “None”

Note:	The preceding six (6) articles are considered to be permanent and may ONLY be omitted by filing appropriate Articles of Amendment.

ARTICLE VII
The effective date of organization of the corporation shall be the date approved and filed by the Secretary of the Commonwealth. If a later effective date is desired, specify such date which shall not be more than thirty days after the date of filing.
ARTICLE VIII
The information contained in Article VIII is not a permanent part of the Articles of Organization.
a. The street address (post office boxes are not acceptable), of the principal office of the corporation in Massachusetts is:
84 State Street, Boston MA 02109
b. The name, residential address and post office address of each director and officer of the corporation is as follows:

	NAME	RESIDENTIAL ADDRESS	POST OFFICE ADDRESS
President:	Gerald Blouch	30700 Lake Road Bay Village, Ohio 44140	One Invacare Way Elyria, Ohio 44035

Treasurer:	Thomas R. Miklich	16468 Fox Hunt Dr. Strongsville, Ohio 44136	One Invacare Way Elyria, Ohio 44035

Clerk:	Thomas J. Buckley	29267 Nottingham Cl. Westlake, Ohio 44143	One Invacare Way Elyria, Ohio 44035

Directors:	A. Malachi Mixon, III	2484 Stratford Road Cleveland Heights, Ohio 44118	One Invacare Way Elyria, Ohio 44035

	Gerald B. Blouch	30700 Lake Road Bay Village, Ohio 44140	One Invacare Way Elyria, Ohio 44035

	Thomas R. Miklich	16468 Fox Hunt Dr. Strongsville, Ohio 44136	One Invacare Way Elyria, Ohio 44035
c. The fiscal year (i.e., tax year) of the corporation shall end on the last day of the month of December 31
d. The name and business address of the resident agent, if any, of the corporation is:
     Corporation Service Company, 84 State Street, Boston, MA 02109
ARTICLE IX
By-laws of the corporation have been duly adopted and the president, treasurer, clerk and directors whose name are set forth above, have been duly elected.
IN WITNESS WHEREOF AND UNDER THE PAINS AND PENALTIES OF PERJURY. I/we, whose signature(s) appear below as incorporator(s) and whose name(s)and business or residential address(es) are clearly typed or printed beneath each signature do hereby associate with the intention of forming this corporation under the provisions of General Laws. Chapter 156B and do hereby sign these Articles of Organization as incorporator(s) this 12th day of December, 1997.

/s/ Carol Braunschweig

Note:	If an existing corporation is acting as incorporator, type in the exact name of the corporation, the state or other jurisdiction where it was incorporate, the name of the person signing on behalf of said corporation and the title he she holds or other authority by which such action is taken.

THE COMMONWEALTH OF MASSACHUSETTS
ARTICLES OF ORGANIZATION
(General Laws, Chapter 156B)

I hereby certify that, upon examination of these Articles of Organiza-tion, duly submitted to me, it appears that the provisions of the General Law relative to the organization of corporations have been compared with, and I hereby approve said articles; and the filing fee in the amount of $200.00 having been paid, said articles are deemed to have been filed with me this 16th day of December, 1997.

Effective date

WILLIAM FRANCIS GALVIN
Secretary of the Commonwealth
FILING FEE: One tenth of one percent of the total authorized capital stock, but not less then $200.00. For the purpose of filing, shares of stock with a par value less than $1.00 or no par stock shall be deemed to have a par value of $1.00 per share.
TO BE FILED IN BY CORPORATION
Photocopy of document to be sent to:
Elaine Gazerro
Corporation Service Company (636911/005)
84 State Street, Boston, MA 02109
Telephone (617) 227-9590

FEDERAL IDENTIFICATION
NO. 34-1852891

William Francis Galvin
Secretary of the Commonwealth
One Ashburton Place, Boston, Massachusetts 02108-1512
ARTICLES OF AMENDMENT
(General Laws, Chapter 156B, Section 72)

We,	Gerald B. Blouch	, *President / ~~*Vice President,~~

and	Gregory Thompson	, *Clerk / ~~*Assistant Clerk,~~

of	Suburban Ostomy Supply Co., Inc.	,

(Exact name of corporation)

located at	75 October Hill Road, Holliston, MA 01746	,

(Street Address of corporation in Massachusetts)
certify that these Articles of Amendment affecting articles numbered:
I

(Number those articles 1, 2, 3, 4, 5 and/or 6 being amended)
     by the unanimous written consent in lieu of a meeting pursuant to Chapter 156 B, Section 43, MBCL dated of the Articles of Organization were duly adopted at a meeting on February 20       , 20 ___, by vote of :

100	shares of	Common Stock, no par value	of	100	shares outstanding,
		(type, class & series, if any)

	shares of		of		shares outstanding, and
		(type, class & series, if any)

	shares of		of		shares outstanding.
		(type, class & series, if any)

1**	being at least a majority of each type, class or series outstanding and entitled to vote thereon: / or ~~2**being at least two-thirds of each type, class or series outstanding and entitled to vote thereon and of each type, class or series of stock whose rights are adversely — affected thereby.~~

*	Delete the inapplicable words.

**	Delete the inapplicable clause

[1]	For amendment adopted pursuant to Chapter 156B, Section 70.

1	For amendments adopted pursuant to Chapter 156B, Section 71.

Note:	If the space provided under any article or item on this form is insufficient, additions shall be set forth on one side only of separate
8 1/2 x 11 sheets of paper with a left margin of at least 1 inch. Additions to more than one article may be made on a single sheet so long as each article requiring each addition is clearly indicated.

To change the number of shares and the par value (if any) of any type, class or series of stock which the corporation is authorized to issue, fill in the following:
The total presently authorized is: n/a

WITHOUT PAR VALUE		WITH PAR VALUE
TYPE	NUMBER OF SHARES	TYPE	NUMBER OF SHARES	PAR VALUE
Common:		Common:

Preferred:	n/a	Preferred:
Change the total authorized to: n/a

WITHOUT PAR VALUE		WITH PAR VALUE
TYPE	NUMBER OF SHARES	TYPE	NUMBER OF SHARES	PAR VALUE
Common:		Common:

Preferred:	n/a	Preferred:

     Article I of the Articles of Organization of Suburban Ostomy Supply Co., Inc. is amended as follows:
“Article I
The exact name of the Corporation is
Invacare Supply Group, Inc.”
The foregoing amendment(s) will become effective when these Articles of Amendment arc filed in accordance with General Laws, Chapter 156B, Section 6 unless these articles specify, in accordance with the vote adopting the amendment, a later effective date not more than thirty days after such filing, in which event the amendment will become effective on such later date.
Later effective date:
SIGNED UNDER THE PENALTIES OF PERJURY, this 20th day of February, 2003      .

Gerald B. Blouch	/s/ Gerald B. Blouch	, *President / ~~*Vice President,~~

Gregory C. Thompson	/s/ Gregory C. Thompson	, *Clerk / ~~*Assistant Clerk.~~

*	Delete the inapplicable words.

THE COMMONWEALTH OF MASSACHUSETTS
ARTICLES OF ORGANIZATION
(General Laws, Chapter 156B, Section 72)

I hereby approve the within Articles of Amendment and, the filing fee in the amount of $100.00 having been paid, said articles are deemed to have been file with me this 25th day of February, 2003.

Effective date

WILLIAM FRANCIS GALVIN
Secretary of the Commonwealth
TO BE FILED IN BY CORPORATION
Photocopy of document to be sent to:
CSC -Corporation Service Company
84 State Street, 5th Floor
Boston, MA 02109
Telephone